Shareholder Letter Th e N or th C ar ol in a A rb or et um / A sh ev ille , N C Q4 2023 Feb 27, 2024

Q4 2023 Highlights

Net revenue of $87.8 million grew 23% year-over-year, a new quarterly record, based on greater mix of marketplace-related revenue and improved take rate.

Non-ticketing revenue, including organizer fees and advertising, grew to more than 10% of fourth quarter net revenue.

Consumer reach rose to its highest level in 2023 during the fourth quarter, with 29 million free and paid ticket buyers across our marketplace.

Net Revenue



$72M
$88M
+23% Y/Y
Q4 2022
Q4 2023

Gross Ticket Sales



$868M
$872M
FLAT Y/Y
Q4 2022
Q4 2023

Net Loss [1]
($0.9M)

Adjusted EBITDA [1][2]
$8.8M

Paid Tickets



25M
24M
-4% Y/Y
Q4 2022
Q4 2023

Net Revenue Per Ticket



$2.85
$3.64
+28% Y/Y
Q4 2022
Q4 2023

Paid Creators
183K
+3% Y/Y

Paid Buyers
11M
-2% Y/Y

(1) Includes restructuring costs and other items totaling $1.1 million in the fourth quarter.
(2) Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). See the section in this letter titled "About Non-GAAP Financial Measures" for information regarding Adjusted EBITDA, including the limitations of non-GAAP measures, and see the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Eventbrite Q4 2023 Shareholder Letter

Page 2

Dear Eventbrite Shareholder, In 2023, we advanced our marketplace strategy, powering over $870 million in gross ticket sales in the fourth quarter and pushing our total gross ticket sales to $3.6 billion for the year. By the fourth quarter, we reached a new revenue record as contributions from non-ticketing sources surpassed 10% of total revenue mix. We also delivered 25% revenue growth for the full year, capturing gains from increased paid tickets year-over-year, our adjusted fee structure, new pricing plans, and expansion of our advertising business. This top-line performance, along with record gross margin, drove further progress toward profitability and conveyed the financial benefits of our marketplace strategy. Our two-sided, demand-generating marketplace enables creators and consumers to invent, discover and enjoy live experiences at scale. Over 850,000 creators listed events on Eventbrite during 2023, trusting our technology and products to seamlessly and reliably connect them to their audiences. Most meaningfully, we upgraded the creator experience by making our full suite of social media and email marketing tools available to promote any event by any creator listed on Eventbrite. For the 93 million consumers who came to Eventbrite to buy tickets during 2023, we have designed new changes to personalization and search and discovery aimed at making it easier to find events in popular categories and locations where demand is highest. We plan to continue to build on this strong foundation in 2024 by attracting in-demand creators and events, elevating the consumer experience, and furthering our demand generation capabilities, to position Eventbrite as a leading destination for live events and drive ticket volume and financial growth and returns. Detroit Auto Show Detroit, MI Detroit Auto Show The Detroit Auto Show has been a fixture of the Motor City for more than a century, showcasing the latest vehicles rolling off of assembly lines locally, nationally, and internationally. Each year, hundreds of thousands of attendees come to Huntington Place in downtown Detroit to look under the hood and get behind the wheel of the newest models. In 2023, the convention’s organizers made the decision to drop their previous ticketing provider in favor of Eventbrite, impressed by the more intuitive online experience that we offer to ticket buyers. Within a single week, the Detroit Auto Show sold 58,000 paid advance tickets to its 2023 event — and organizers are confident that the 2025 edition will build on that success. The convention is returning to its January time slot, with Detroit Auto Dealers Association controller Steve Henry predicting, “we are going to do two times, two-and-a-half times, hopefully three times that one-week sales number in January 2025.” Page 3Eventbrite Q4 2023 Shareholder Letter

Financial Update Net revenue of $87.8 million set a quarterly record, growing 23% year-over- year. Revenue take rate reached 10.1% in the fourth quarter with a record net revenue per ticket of $3.64, reflecting improved ticketing monetization, the introduction of organizer fees, and the growth of Eventbrite Ads. Fourth quarter paid ticket volume of 24.1 million was down 4% year-over-year, reflecting our transition to a marketplace strategy, which includes the introduction of organizer fees, a heightened emphasis on demand generation, and an increased focus on creators who most value those marketplace capabilities. We are focused on improving paid ticket volume trends as we build on our marketplace strategy in 2024 to attract creators seeking audience growth and to showcase appealing events that feed strong consumer demand. Gross margin was 70.1% in the fourth quarter, a 10-point improvement over the gross margin achieved in our prior record fourth quarter at the end of 2019. This improvement in revenue model efficiency has enabled greater investment in supporting our marketplace initiatives through product and brand marketing and outbound sales. Sales, Marketing and Support expenses accounted for the majority of overall cost increases year-over-year. Meanwhile, operating expenses for Product and Engineering and General and Administrative rose an aggregate 10% year-over-year. Looking ahead, we are focused on improving sales and marketing efficiency, and we expect future revenue leverage from these areas as our investments moderate. Net loss was ($0.9) million for the fourth quarter, compared to net income of $4.0 million in the same period of 2022. Our fourth quarter 2023 net loss included $1.1 million in restructuring and other expenses, while our fourth quarter 2022 net income included $7.7 million in reserve-related benefits. 2,000000 2,214286 2,428571 2,642857 2,857143 3,071429 3,285714 3,500000 Q4 2023 Q4 2022 Q4 2019 $2.85 $2.85 7.3% 8.2% 10.1% $3.64 Net Revenue per Ticket and Take Rate OpEx Investment Profile Q4 2023 35% General & Administrative 36% 29% Product Development Sales & Marketing As reported Page 4Eventbrite Q4 2023 Shareholder Letter

Marketplace Highlights We believe the marketplace initiatives we undertook in the fourth quarter added to our long-term growth flywheel and advanced our objectives of becoming a demand generation partner for creators and the leading event discovery destination for consumers. We diversified our revenue base through organizer fees, improved the uptake and efficacy of promoted listings, and enhanced search and discovery for a better browsing experience. Our paid creator base was up 3% year-over-year, growing for the eleventh consecutive period, and we served over 380,000 total free and paid creators during the fourth quarter. Over 1.4 million paid and free events were ticketed on Eventbrite and nearly 70 million free and paid tickets were transacted in the quarter. As we continue to execute on our marketplace strategy and product roadmap, we are focused on generating paid ticket volume growth while also sustaining better monetization, a growing Ads business, and strong creator and consumer affinity. During the fourth quarter, we diversified our revenue base with the widespread release of marketing and demand generation tools for all listed events on Eventbrite. Organizer fees from this launch contributed $6.6 million during the fourth quarter, quickly becoming our largest non-ticketing source of revenue as fees were implemented across all eligible events. Full access to our former Boost subscription product now allows all creators to benefit from these tools, marking a significant step in our repositioning of Eventbrite as an audience growth engine. We believe our efforts to democratize and demystify online advertising are resonating with creators, with 75% of creators surveyed in the fourth quarter viewing Eventbrite as a demand generation partner. Looking ahead, we see opportunity to help creators harness the full power of social media and email advertising and are focused on ramping usage of these tools in the coming quarters. Sorted Food Started by a group of friends in London, Sorted Food has gone on to become one of the world’s biggest online food communities, with over 2.8 million followers watching their highly entertaining (and often chaotic!) series on YouTube. Think burrito battles and chef challenges! A decade since launching, Sorted Food have enhanced their hugely successful formula by serving up live virtual events to their loyal and engaged followers around the world. SF saw ticket sales on Eventbrite tripling in 2023 compared to 2022, with 28% of attendees being repeat customers. Even Prince William is a fan of watching both trained and home chefs encouraging viewers to explore, learn and have fun around food, while “battling to become awesome home cooks” in the process. Page 5Eventbrite Q4 2023 Shareholder Letter

Eventbrite Ads revenue grew nearly threefold year-over-year in the fourth quarter as advertisers responded to improved product efficacy.
We approached $2.5 million in Ads revenue, attracted a record number of monthly active advertisers and delivered better results for their campaigns:

- With the ability to optimize for either clicks or impressions, we are now better positioned to serve advertiser objectives and we delivered significant improvement to campaign efficiency in the fourth quarter.
- The introduction of location targeting gives creators more control over the markets in which their ads are displayed and helped drive user adoption during the quarter.
- Ads debuted on Evenbrite's iOS native app in December, expanding creators' advertising reach to our highest-intent consumers.

With strong momentum as we expand into promoted listings for mobile and offer more customizable advertising campaigns, we believe we can drive further Ads performance over time.


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Caveat
There's a loose, relaxed vibe at the Lower East Side comedy space Caveat, which celebrates what it calls "nerdy art." Since joining Eventbrite in 2017, Caveat has hosted more than 2,600 events. You might catch a science-themed game show on a Friday night, an improvised musical on Valentine's Day, a comedy competition modeled on "Project Runway," or a group of NYC comedy writers trying out new jokes after they get off work. Eventbrite's consumer reach and Eventbrite Ads have also helped the basement venue regularly fill its 100-plus seats. Comedy fans flock to Caveat because the space nurtures new talent — while also drawing established names like Aparna Nancherla, Jason Mantzoukas, and "SNL's" James Austen Johnson for regular shows and surprise drop-ins — and by keeping things fresh with a rotating stable of regular and one-off shows.

Eventbrite Q4 2023 Shareholder Letter

Page 6

We strengthened our consumer brand and experience in the fourth quarter as we focused on elevating the appeal of our marketplace. Eventbrite helped over 29 million ticket buyers find and attend events from our diverse catalog during the quarter. We won new, large events in key cities and categories over this period, reflective of our emphasis on event scale and quality. An improving consumer web and mobile app experience is also helping us effectively showcase events. For example, better curation and targeted marketing has made Nightlife one of our highest purchase converting pages in the fourth quarter. Meanwhile, travelers and staycationers alike can now plan and browse for events near popular points of interest with new search filters. Our collaboration with TikTok and Instagram influencers also produced encouraging results for holiday campaigns and we plan to continue leveraging this playbook for future seasonal moments. We are focused on building on these successes and growing our share of the consumer market to become the leading destination for live events discovery.


9:41
NIGHTLIFE
in San Francisco, CA
San Francisco
Date
All
Today
Music
Most popular events


NIGHTLIFE
in San Francisco, CA
Explore what's popular within Nightlife
Most popular events



Dino Fest

It's no secret: kids love dinosaurs. So imagine their delight when the prehistoric creatures come roaring into town with the hugely popular touring attraction DinoFest. Held in outdoor venues such as botanical gardens and parks across Australia and New Zealand, the attraction transports attendees back to the Jurassic and Cretaceous periods.

DinoFest ticket sales have been dino-mite (excuse the pun) since joining Eventbrite in 2023, with 65,706 ticket sales in under a year and 32% of sales coming from Eventbrite channels. In its first year alone, DinoFest has already become one of the most popular Australian creators on Eventbrite!



Milk and Cookies

Since 2015, Milk & Cookies has been an influential force in the concert and live events industry, captivating audiences with unforgettable performances from renowned musical acts. Now, newly in partnership with Eventbrite since 2023, they have sold thousands of tickets — with 27% driven by Eventbrite and EventbriteAds.

Milk & Cookies' love for music manifests in many different ways, as they partner with conferences, corporations, and global brands to create mesmerizing experiences via stage production, marketing campaigns, and more. In 2024, they plan to launch the Milk & Cookies Festival in Atlanta, expanding their immersive world to new audiences.

Eventbrite Q4 2023 Shareholder Letter

Page 7

Lastly, we believe our brand ubiquity, consumer reach, and trusted marketplace continued to positively influence ticket sales for events listed on Eventbrite in the fourth quarter. In an effort to bring the definition of Eventbrite-driven tickets in-line with standard market practices, we recently updated our attribution methodology by introducing creator affiliate codes. Previously we tracked only Eventbrite-driven tickets through direct channels and our mobile app, which did not fully distinguish our search engine optimization, content distribution, and other marketing efforts from creators’ own marketing. Starting in 2023, we added affiliate codes for creators to use in their direct advertising and promotional activities, providing new visibility into our demand funnel and Eventbrite-driven demand. Under this new methodology, Eventbrite-driven tickets accounted for 47% of paid ticket volume in the fourth quarter. These refinements better clarify the value to creators of listing events on Eventbrite, helping us drive creator success and growth over time. Summary In 2023, we significantly enhanced the performance of our two-sided marketplace, helping creators drive more event success and changing how consumers use Eventbrite for event discovery. By executing on our marketplace strategy, we achieved record quarterly revenue, diversified our revenue base, and made further progress toward profitability. We are poised to make more strides on our consumer and demand generation initiatives in 2024, and are committed to reaccelerating paid ticket growth as we deepen our marketplace differentiation. Thank you for your continued support on this journey and we look forward to updating you on our progress. Sincerely, Julia Hartz CEO Lanny Baker CFO The North Carolina Arboretum Getting back to nature was one of the key trends highlighted in our TRNDS 2024 eport, and cultivating connections between people, plants and places is something The North Carolina Arboretum has plenty of experience in - over 35 years-worth, in fact. Situated amid a 434-acre public garden, the Arboretum is surrounded and crisscrossed by forested coves and meandering creeks in the botanically diverse Southern Appalachian Mountains, one of the most beautiful natural settings in America. Newly signed to Eventbrite in 2023, this creator has already exceeded their expected ticketing revenue by double digits, selling 25,000 tickets last year alone. With 69% of event goers in our survey keen to go green by connecting or immersing themselves in nature this year, the Arboretum is set to reach new heights in 2024 and beyond. Page 8Eventbrite Q4 2023 Shareholder Letter

Financial Discussion Fourth Quarter and Fiscal Year 2023 Results All financial comparisons are on a year-over-year basis unless otherwise noted. Financial statement tables, including the reconciliation of non-GAAP financial measures, can be found at the end of this letter. Net Revenue Net revenue of $87.8 million in the fourth quarter of 2023 was up 23%, benefiting from higher ticketing fees, greater contribution of fees from new pricing plans, and revenue from advertising. Net revenue per paid ticket was $3.64, compared to $2.85 a year ago, while take rate of 10.1% was 183 basis points higher and a fourth consecutive quarterly record. Net revenue per paid ticket included a $0.39 contribution from Eventbrite Ads promoted listings and organizer fees. Net revenue of $326.1 million in fiscal year 2023 was up 25%, driven by year-over-year paid ticket volume growth, higher ticketing and service fees, growth of Eventbrite Ads, and a new revenue stream from the launch of pricing plans and organizer fees in the second half of the year. Net revenue per paid ticket was $3.49 in 2023 compared to $3.00 in 2022, including a $0.20 contribution from marketplace-related revenue. Take rate was 9.2% and rose 119 basis points year-over-year to an all-time high. Q4 2023Q3 2023Q2 2023Q1 2023Q4 2022 $72M $78M $79M $82M $88M Paid Ticket Volume Paid ticket volume of 24.1 million in the fourth quarter of 2023 was down 4%. Our catalog mixed toward smaller events in the quarter and yielded 6% lower average paid tickets per event compared to the prior year quarter. For fiscal 2023, paid ticket volume of 93.4 million grew 7% year-over-year and reached its highest level since 2019. Page 9Eventbrite Q4 2023 Shareholder Letter

Paid ticket volume for events outside of the U.S. represented 41% of total paid tickets in the fourth quarter, slightly higher than 39% in the year-ago period. In fiscal 2023, international paid tickets made up 40% of total volume and grew 10% year-over-year.


25M
23M
23M
23M
24M
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Gross Profit

Gross profit was $61.5 million in the fourth quarter of 2023 and gross margin of 70.1% improved four points year-over-year, both setting quarterly records. Fiscal 2023 gross profit was $223.0 million and gross margin was 68.4%. Gross profit included restructuring and other costs totaling $0.3 million for the fourth quarter and $1.2 million for fiscal 2023.

Gross profit impact from restructuring costs in Q4 2023	Recorded Amount ($M)
Restructure expense	(0.3)
Total gross profit impact	**($0.3)**


$47M
$52M
$54M
$56M
$61M
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

As reported

Operating Expenses

Operating expense was $70.6 million in the fourth quarter of 2023, up 34% year-over-year. For fiscal 2023, operating expense of $264.1 million was up 22% compared to revenue growth of 25%. Reported operating expenses included restructuring and other costs totaling $0.8 million for the fourth quarter and $8.9 million for fiscal 2023.

Eventbrite Q4 2023 Shareholder Letter

Page 10

Product development expenses were $25.2 million for the fourth quarter of 2023, and grew 9% year-over-year as we invested in our marketplace and consumer strategy. Looking ahead, we expect to continue to invest in consumer and marketplace functionality to aid paid ticket volume growth and further our strategy.

Sales, marketing, and support expenses were $20.8 million in the fourth quarter of 2023 and included a $1.4 million benefit from release of reserves. In the fourth quarter, targeted expansion of our brand and consumer presence and opportunistic seasonal marketing campaigns collectively supported our goal of repositioning as a demand generating marketplace. Additionally, we added sales resources to better compete for and win highly popular events aligned to our marketplace strategy. We expect incremental expense growth in these categories to moderate in coming quarters as our sales and consumer marketing efforts mature.

General and administrative expenses were $24.6 million in the fourth quarter of 2023, growing 10% year-over-year, and included $1.9 million in restructuring and other costs. G&A costs grew 12% on a full year basis, the slowest rate of all operating expense categories, and we expect to continue to manage controllable corporate costs as we emphasize efficiency in these functions.

OpEx impact from restructuring and other items in Q4 2023	Recorded Amount ($M)
Restructure expense for Product Development	(0.2)
Restructure expense for Sales, Marketing, and Support	(0.1)
Restructure expense for General & Administrative	(0.6)
APO reserve release	1.4
Litigation matter	(1.2)
Increase to upfront impairment reserves	(0.1)
Total operating expense impact	**($0.8)**



$71M
$25M
$21M
$25M
$53M
$23M
$7M
$22M
Q4 2022
Q4 2023
Product Development
Sales, Marketing & Support
General & Administrative

As reported

Eventbrite Q4 2023 Shareholder Letter

Page 11

Net Income (Loss)

Net loss was ($0.9) million for the fourth quarter of 2023 compared with net income of $4 million in the same period in 2022.


$4M
($13M)
($3M)
($10M)
($1M)
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Adjusted EBITDA

Adjusted EBITDA of $8.8 million in the fourth quarter of 2023 included $1.1 million in restructuring and other costs.


$11M
$2M
$11M
$6M
$9M
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

As reported

Adj. EBITDA impact from restructuring and other items in Q4	Recorded Amount ($M)
Impact to Cost of net revenue	(0.3)
Impact to Operating expense	(0.8)
Total Adjusted EBITDA impact	**($1.1)**

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $489.2 million at the end of the fourth quarter of 2023, down from $567.6 million as of September 30, 2023. To evaluate Eventbrite's liquidity, the company adds funds receivable from ticket sales within the last five business days of the period to creator advances, short-term investments, and cash and cash equivalents, and then reduces the balance by funds payable and creator payables. On that basis, the company's available liquidity as of December 31, 2023 was $391.1 million compared to $380.7 million as of September 30, 2023. Long-term debt as of December 31, 2023 was $357.7 million compared to $357.1 million as of September 30, 2023.

Available Liquidity as of Q4 2023	Recorded Amount ($M)
Cash and cash equivalents	$489.2
Funds receivable	48.8
Short term investments	153.7
Creator advances, net	2.8
Accounts payable, creators	(303.4)
Available liquidity	$391.1

Eventbrite Q4 2023 Shareholder Letter

Page 12

Business Outlook Based upon current information, we anticipate first quarter 2024 net revenue will be within a range of $84 million to $87 million and full year 2024 net revenue will be within a range of $359 million to $372 million. We expect Adjusted EBITDA margin to be in the low- to mid-teens for the full year 2024, excluding the impact of restructuring costs, reserve adjustments, and other items. *We have not provided an outlook for GAAP net income (loss) or GAAP net income (loss) margin or reconciliations of expected Adjusted EBITDA to GAAP net income (loss) or expected Adjusted EBITDA margin to GAAP net income (loss) margin, because GAAP net income (loss) and GAAP net income (loss) margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as share-based compensation expense, foreign exchange loss, and other non-recurring expenses. Page 13Eventbrite Q4 2023 Shareholder Letter

About Eventbrite Eventbrite is a global self-service ticketing, marketing, and experience technology platform that connects hundreds of thousands of event creators with audiences in nearly 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a highly- scalable self-service platform that would make it possible for anyone to create, promote and sell tickets to live experiences. Eventbrite enables creators to grow their audience reach and generate demand for events, while also helping event seekers find experiences ranging from annual culinary festivals to professional webinars to weekly yoga workshops. With over 300 million tickets distributed for over 5 million total events in 2023, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include coveted spots on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com. Page 14Eventbrite Q4 2023 Shareholder Letter

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s business model and investments to support growth, including the Company’s marketplace strategy and impact on results; the Company’s expectations regarding the development of its marketplace and products; the Company’s long-term growth strategy, growth areas, pursuit of profitability, operating expenses, and investment initiatives and focus areas; the Company’s expectations with respect to its operating model, financial results and trends; and the Company’s expectations described under “Business Outlook” above. In some cases, forward- looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this letter, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. Disclaimer Regarding Ticketing and Creator Metrics This letter includes certain measures related to our ticketing business, such as free and paid tickets, paid creators, paid buyers, and Eventbrite Boost and Ads. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Available Liquidity is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this shareholder letter may not sum due to rounding. Adjusted EBITDA We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest income, interest expense, employer taxes related to employee transactions and other (income) expense net, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be Page 15Eventbrite Q4 2023 Shareholder Letter replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss) and our other GAAP results. Available Liquidity To evaluate Eventbrite’s liquidity, the Company adds funds receivable from ticket sales within the last five business days of the period to creator advances, short-term investments, and cash and cash equivalents, and then reduces the balance by funds payable and creator payables. Page 16Eventbrite Q4 2023 Shareholder Letter

Consolidated Statements of Operations

($ in thousands, except per share data)(unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Net revenue	$ 87,764	$ 71,539	$ 326,134	$ 260,927
Cost of net revenue[1]	26,265	24,281	103,130	90,746
Gross profit	61,499	47,258	223,004	170,181
Operating expenses [1]:				
Product development	25,203	23,038	98,294	86,346
Sales, marketing and support	20,772	7,426	74,574	49,292
General and administrative	24,588	22,377	91,269	81,285
Total operating expenses	70,563	52,841	264,137	216,923
Loss from operations	(9,064)	(5,583)	(41,133)	(46,742)
Interest income	7,547	4,025	27,495	6,432
Interest expense	(2,826)	(2,808)	(11,185)	(11,269)
Other income (expense), net	3,565	8,546	335	(3,679)
Profit (Loss) before income taxes	(778)	4,180	(24,488)	(55,258)
Income tax provision	159	167	1,991	126
Net income (loss)	$ (937)	$ 4,013	$ (26,479)	$ (55,384)
Net income (loss) per share, basic and diluted	$ (0.01)	$ 0.04	$ (0.26)	$ (0.56)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	101,097	98,956	100,299	98,305

(1) Includes stock-based compensation as follows:

Cost of net revenue	$ 206	$ 184	$ 842	$ 809
Product development	5,875	4,447	21,018	19,686
Sales, marketing and support	2,417	2,237	9,455	8,302
General and administrative	5,397	5,870	23,741	24,559
Total	$ 13,895	$ 12,738	$ 55,056	$ 53,356

Eventbrite Q4 2023 Shareholder Letter

Page 17

Consolidated Balance Sheets

($ in thousands) (unaudited)	December 31, 2023	December 31, 2022
Assets		
Current assets		
Cash and cash equivalents	$ 489,200	$ 539,299
Funds receivable	48,773	43,525
Short-term investments, at amortized cost	153,746	84,224
Accounts receivable, net	2,814	2,266
Creator signing fees, net	634	645
Creator advances, net	2,804	721
Prepaid expenses and other current assets	13,880	12,479
Total current assets	711,851	683,159
Restricted cash	—	875
Creator signing fees, noncurrent	1,303	1,103
Property and equipment, net	9,384	6,348
Operating lease right-of-use assets	177	5,179
Goodwill	174,388	174,388
Acquired intangible assets, net	13,314	21,907
Other assets	2,913	2,420
Total assets	$ 913,330	$ 895,379
Liabilities and Stockholders' Equity		
Current liabilities		
Accounts payable, creators	$ 303,436	$ 309,313
Accounts payable, trade	1,821	1,032
Chargebacks and refunds reserve	8,088	13,136
Accrued compensation and benefits	17,522	11,635
Accrued taxes	8,796	12,515
Operating lease liabilities	1,523	2,810
Other accrued liabilities	16,425	10,538
Total current liabilities	357,611	360,979
Accrued taxes, noncurrent	4,526	8,820
Operating lease liabilities, noncurrent	1,768	3,345
Long-term debt	357,668	355,580
Other liabilities	—	100
Total liabilities	721,573	728,824
Stockholders' equity		
Common stock, at par	1	1
Additional paid-in capital	1,007,190	955,509
Accumulated deficit	(815,434)	(788,955)
Total stockholders' equity	191,757	166,555
Total liabilities and stockholders' equity	$ 913,330	$ 895,379

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Consolidated Statements of Cash Flows

($ in thousands)(unaudited)	Year Ended December 31, 2023	2022
Cash flows from operating activities		
Net loss	$ (26,479)	$ (55,384)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	13,760	14,860
Stock-based compensation expense	55,056	53,356
Amortization of creator signing fees	980	1,189
Non-cash operating lease expense	5,137	3,423
Amortization of debt discount and issuance costs	2,088	2,016
Unrealized (gain) loss on foreign currency exchange	(2,703)	6,013
Accretion on short-term investments	(7,362)	(298)
Changes related to creator advances, creator signing fees, and allowance for credit losses	(1,340)	(2,727)
Provision for chargebacks and refunds	12,435	8,126
Other	1,161	835
Changes in operating assets and liabilities, liabilities, net of impact of acquisitions:		
Accounts receivable	(1,352)	(2,221)
Funds receivable	(4,692)	(25,550)
Creator signing fees and creator advances	(1,108)	4,405
Prepaid expenses and other assets	(1,894)	4,734
Accounts payable, creators	(8,599)	31,358
Accounts payable, trade	822	(57)
Chargebacks and refunds reserve	(17,483)	(16,385)
Accrued compensation and benefits	5,887	725
Accrued taxes	(8,707)	(3,170)
Operating lease liabilities	(2,999)	(4,301)
Other accrued liabilities	6,410	(12,337)
Net cash provided by operating activities	19,018	8,610
Cash flows from investing activities		
Purchase of short-term investments	(370,160)	(83,926)
Maturities of short-term investments	308,000	-
Purchases of property and equipment	(1,097)	(1,425)
Capitalized internal-use software development costs	(6,073)	(3,026)
Cash paid for acquisitions, net of cash acquired	-	(1,125)
Net cash used in investing activities	(69,330)	(89,502)
Cash flows from financing activities		
Proceeds from exercise of stock options	1,297	3,146
Purchases under employee stock purchase plan	1,137	1,437
Taxes paid related to net share settlement of equity awards	(7,342)	(6,591)
Other	-	(71)
Net cash used in financing activities	(4,908)	(2,079)

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Consolidated Statements of Cash Flows (cont.)

($ in thousands) (unaudited)

	Year Ended December 31,			
		2023		2022
Effect of exchange rate changes on cash, cash equivalents and restricted cash		4,246		(13,014)
Net decrease in cash, cash equivalents and restricted cash		(50,974)		(95,985)
Cash, cash equivalents and restricted cash				
Beginning of period		540,174		636,159
End of period	$	489,200	$	540,174
Supplemental cash flow data				
Interest paid	$	9,086	$	9,236
Income taxes paid, net of refunds		902		748
Non-cash investing and financing activities				
Reduction of right of use asset due to modification or exit	$	3,917	$	2,223
Purchases of property and equipment, accrued but unpaid		30		63

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Key Operating Metrics and Non-GAAP Financial Measures

(In thousands, except per ticket data)(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Net revenue	$ 87,764	$ 71,539	$ 326,134	$ 260,927
Paid ticket volume	24,101	25,110	93,443	87,056
Revenue per paid ticket	$ 3.64	$ 2.85	$ 3.49	$ 3.00

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Net Income (Loss)	$ (937)	$ 4,013	$ (26,479)	$ (55,384)
Add:				
Depreciation and amortization	3,826	3,801	13,760	14,860
Stock-based compensation	13,895	12,738	55,056	53,356
Interest income	(7,547)	(4,025)	(27,495)	(6,432)
Interest expense	2,826	2,808	11,185	11,269
Employer taxes related to employee equity transactions	140	115	972	849
Other (income) expense, net	(3,565)	(8,546)	(335)	3,679
Income tax provision (benefit)	159	167	1,991	126
Adjusted EBITDA	**$ 8,797**	**$ 11,071**	**$ 28,655**	**$ 22,323**
Adjusted EBITDA Margin	10 %	15 %	9 %	9 %
Restructuring and other items Included in Net Income (Loss) and Adjusted EBITDA:				
Restructuring costs	$ 1,162	$ —	$ 16,294	$ —
Processing fees credit	—	—	(781)	—
APO reserve release	(1,393)	(7,000)	(4,393)	(7,000)
Creator upfront reserves release	148	(1,170)	(2,155)	(3,818)
Litigation settlement	1,165	484	1,165	484
	$ 1,082	**$ (7,686)**	**$ 10,130**	**$ (10,334)**

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Adjusted EBITDA Reconciliation

(In thousands) (Unaudited)

	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30
	2023	2023	2023
Net Loss	$ (12,686)	$ (2,921)	$ (9,935)
Add:			
Depreciation and amortization	3,515	3,193	3,226
Stock-based compensation	12,094	14,599	14,468
Interest income	(5,453)	(6,926)	(7,569)
Interest expense	2,752	2,786	2,821
Employer taxes related to employee equity transactions	356	203	273
Other (income) expense, net	953	(80)	2,357
Income tax provision (benefit)	611	459	762
Adjusted EBITDA	$ 2,142	$ 11,313	$ 6,403

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